UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 3, 2008

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On March 3, 2008, Eric P. Snyder, Senior Vice President and Director of Corporate Leasing of CBL & Associates Properties, Inc. (the “Company”), announced his retirement from the Company, effective March 31, 2008. Mr. Snyder is one of the Company’s “named executive officers,” as such term is defined pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K.

(e)       In conjunction with Mr. Snyder’s announcement, the Company entered into a letter agreement with Mr. Snyder dated March 3, 2008, the material terms of which may be summarized as follows:

•	The Company will pay to Mr. Snyder a total of $1 million in cash, with 50% of such amount payable April 1, 2008 and the remainder payable February 1, 2009.

•	The Company will pay to Mr. Snyder in cash the amount of $75,000 on April 1, 2008, as a pro-rata share of his bonus compensation for fiscal 2008.

•	All of Mr. Snyder’s currently outstanding shares of restricted common stock issued under the Company’s Stock Incentive Plan will be fully vested as of April 1, 2008.

•	Mr. Snyder and his wife shall be entitled to continue to participate in the Company’s health insurance plans on the same terms as similarly situated retirees under current Company policy.

•	A customary release by Mr. Snyder.

A copy of the letter agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

___________/s/ John N. Foy_____________

John N. Foy

Vice Chairman,

Chief Financial Officer and Treasurer

Date: March 3, 2008

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